EXHIBIT 5.1
August 29, 2005
Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
Gentlemen:
     We are acting as counsel to Origen Financial, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on or about August 29, 2005 relating to the proposed public offering by the Company of up to $200,000,000 in aggregate amount of one or more series of (i) debt securities (“Debt Securities”), (ii) shares of the Company’s preferred stock, $.01 par value (the “Preferred Stock”), and (iii) shares of the Company’s common stock, $.01 par value (the “Common Stock” and, together with the Debt Securities and the Preferred Stock, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
     For purposes of our opinions set forth below, we assume that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (a “Board Action”), in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate”), and applicable Delaware law, and (ii) any senior Debt Securities will be issued pursuant to a “Senior Indenture” and any subordinated Debt Securities will be issued pursuant to a “Subordinated Indenture”, the forms of which are filed as Exhibits 4.4 and 4.5, respectively, to the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
A.	An executed copy of the Registration Statement;

B.	The Certificate;

C.	The Bylaws of the Company;

D.	The forms of Indenture between the issuer of the Debt Securities and the trustee to be named therein, filed as Exhibits 4.4 and 4.5, respectively, to the Registration Statement (the “Indentures”);

E.	an Officer’s Certificate (the “Officer’s Certificate”) executed and delivered by an officer of the Company;

F.	Resolutions adopted by the Board of Directors of the Company dated as of August 24, 2005 and August 26, 2005; and

G.	Such other documents and records that we deem relevant and necessary of the basis of the opinions set forth below.
     The documents listed in items A-F above are collectively referred to as the “Documents”.
     In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; and (iii) all Documents submitted to us as copies conform to the originals of such Documents. Our review has been limited to examining the Documents and applicable law.
     To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Officer’s Certificate, and we have not undertaken to independently verify any such facts or information.
     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:
          1.      When the Registration Statement has become effective under the Securities Act of 1933 (the “Act”) and when the Debt Securities have been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Issuer enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).
          2.      When the Registration Statement has become effective under the Act and when a series of the Preferred Stock has been duly authorized and established by applicable

Board Action, in accordance with the terms of the Certificate and applicable law, and, upon issuance and delivery of certificates for such Preferred Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable.
          3.      When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable by the Company.
     To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 1 above that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     The opinion expressed in paragraph (1) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.
     We do not purport to be experts on or to express any opinion in this letter concerning any law other than the Delaware General Corporation Law, and we do not express any opinion herein concerning any other law. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated.
     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus under the caption “LEGAL MATTERS”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
JAFFE, RAITT, HEUER & WEISS
Professional Corporation
/s/ Jaffe, Raitt, Heuer & Weiss, Professional Corporation

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